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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Greenville First Bancshares, Inc. on Form SB-2/A (No. 333-118267) of our report, dated May 12, 2004 related to the consolidated financial statements as of and for the years ended December 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Summary Consolidated Financial Data" in such Prospectus.

                      /s/ Elliott Davis, LLC

Greenville, South Carolina
September 3, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM